EXHIBIT 10.31

DOMINO’S PIZZA, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF PLAN

The Domino’s Pizza, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of Domino’s Pizza, Inc. (“Domino’s”) and such of its Subsidiaries and affiliates as the Board of Directors of Domino’s (the “Board”) may from time to time designate (Domino’s and such Subsidiaries and affiliates being hereinafter referred to as the “Company”) may use voluntary, systematic payroll deductions to purchase shares of common stock, $.01 par value of Domino’s (such common stock being hereafter referred to as “Stock”) and thereby acquire an interest in the future of Domino’s. For purposes of the Plan, a “Subsidiary” is any corporation that would be treated as a subsidiary of Domino’s under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to qualify under Section 423 of the Code and shall be construed accordingly, although Domino’s makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the grant of options under a non-423 Plan which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or its designate) designed to achieve desired tax or other objectives (the “Non-423 Plan”). If an affiliate is not a Subsidiary, grants to its employees shall be made under the Non-423 Plan.

SECTION 2. OPTIONS TO PURCHASE STOCK

Under the Plan, there is available an aggregate of not more than 1,000,000 shares of Stock (subject to adjustment as provided in Section 18) for sale pursuant to the exercise of options (“Options”) granted under the Plan to employees of the Company (“Employees”) who meet the eligibility requirements set forth in Section 3 hereof (“Eligible Employees”). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine.

SECTION 3. ELIGIBLE EMPLOYEES

Subject to the exceptions and limitations set forth below, all Employees whose customary employment for the Company is more than twenty (20) hours per week are eligible to participate in the Plan (except those Employees in such category the exclusion of whom is not permitted under applicable law).

(a) Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

(b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the employer corporation and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

SECTION 4. METHOD OF PARTICIPATION

The period from January 1 to December 31 of each year will be termed an “Option Period”; provided, that the first Option Period shall commence September 1, 2004 and will end on December 31, 2004 (the “First Option Period”). Each person who is an Eligible Employee on November 1 of the calendar year immediately preceding the first day of an Option Period may elect to participate in the Plan for the next succeeding Option Period by executing and delivering, by such deadline prior thereto as the Board may specify, such enrollment forms or materials, including a payroll deduction authorization in accordance with Section 5, as the Board may determine; provided that, each person who is an Eligible Employee on July 1, 2004 may elect to participate in the First Option Period.

An Eligible Employee who elects to participate in the Plan for an Option Period in accordance with the foregoing will thereby become a participant (“Participant”) on the first day of the Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION	5. PAYROLL DEDUCTION

Each payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 1% nor more than 15% of Compensation per payroll period to be accomplished by means of payroll deductions over each Exercise Period (as defined in Section 8 below) with respect to payroll dates within the Exercise Period. For purposes of the Plan, “Compensation” shall include and be limited to the same items of compensation (determined without regard to the limitations imposed under Section 401(a)(17) of the Code) as are included in the measure of compensation used to determine the amount of salary reduction contributions under the Company’s 401(k) plan; provided, that if the Company maintains more than one 401(k) plan, “Compensation” shall be determined by reference to the 401(k) plan specified by the Board; and further provided, that if the Company maintains no 401(k) plan, “Compensation” shall mean base pay plus cash bonuses, commissions, overtime and other cash remuneration. A Participant may not change the withholding rate of his or her payroll deduction authorization during an Option Period, except that the Participant may withdraw from the Plan pursuant to Section 9 by notice to the Company at the time and in the manner as described therein. The payroll deduction authorization in effect on the last day of an Option Period shall continue apply to the next succeeding Option Period, unless the Participant elects, in accordance with procedures established by the Company, to change or revoke his or her payroll deduction authorization with respect to such Period. All amounts withheld in accordance with a

Participant’s payroll deduction authorization will be credited to a withholding account maintained in the Participant’s name on the books of the Company. Amounts credited to the withholding account shall not be required to be set aside in trust or otherwise segregated from the Company’s general assets, and shall not bear interest.

SECTION 6. GRANT OF OPTIONS

Subject to Section 3(b), each person who is a Participant on the first day of an Option Period will be granted, as of such day and for such Period, an Option entitling the Participant to purchase up to the aggregate maximum number of shares of Stock for which the Option may be exercised in the Exercise Periods contained within such Option Period, as determined pursuant to Section 8 below. In the event the number of shares of Stock reserved for issuance under the Plan is insufficient, the Board shall adjust downward the maximum number of shares of Stock available for purchase under each Option. Option grants under this Section 6 shall be automatic and need not be separately documented.

SECTION 7. PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock on the date on which the Option is deemed exercised under Section 8(a). Fair market value for any day will mean the Closing Price of the Stock for such day; provided, that if such day is not a trading day, fair market value shall mean the Closing Price of the Stock for the next preceding day which is a trading day. The “Closing Price” of the Stock on any trading day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Stock is listed or admitted to trading; or, if such Stock is not listed or admitted to trading, the last quoted price with respect to such Stock, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Board in good faith; or, if no such market maker is available, the fair market value of such Stock as of such day as determined in good faith by the Board.

SECTION 8. EXERCISE OF OPTIONS

(a) Each Option Period shall consist of twelve (12) consecutive Exercise Periods of one-month duration, except that the first Option Period shall commence on September 1, 2004 and shall consist of four Exercise Periods. Each Exercise Period, unless abbreviated pursuant to

Section 19 below, shall begin on the first day of a calendar month and shall end on the last day of such calendar month, except that the first Exercise Period of the first Option Period shall commence on the first day of that Option Period and shall end on the last day of the calendar month in which such Option Period commenced. On the last day of an Exercise Period, the Participant will be deemed to have exercised each Option previously awarded and then outstanding for the lesser of (i) the maximum number of shares of Stock then available to be purchased under such Option, and (ii) the number of shares of Stock determined by dividing the balance credited to the Participant’s withholding account on the last day of the Exercise Period and allocable to such Option by the Option purchase price per share of the Stock determined under Section 7.

(b) For each Option, the maximum number of shares of Stock available to be purchased in any Option Period shall not exceed $25,000 divided by the fair market value of a share of Stock on the first day of an Option Period. For this purpose, fair market value of a Share of Stock will have the same meaning as provided in Section 7.

(c) It is a condition of participation in the Plan that a Participant agrees that all Stock purchased pursuant to the Plan will be held in the Participant’s name in a brokerage account designated by the Company until the later of the date on which (1) the Participant sells the shares following the end of the twelve month holding period (as determined under Section 10) or (2) the Participant terminates employment with the Company.

(d) Notwithstanding anything herein to the contrary, Domino’s obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Domino’s with other applicable legal requirements in effect from time to time.

SECTION 9. CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof cancel all (but not less than all) of his or her remaining Option or terminate his or her participation in the Plan in the form and manner specified by the Company and with such prior notice as the Company may require. Upon such cancellation or termination, the balance in the Participant’s withholding account will be retained in the Participant’s account and applied to the deemed exercise of the Option at the end of the Exercise Period.

A Participant who makes a hardship withdrawal from a Company savings plan qualifying under Section 401(k) of the Code (a “401(k) Plan”) will be deemed to have terminated his or her payroll deduction authorization as of the date of such hardship withdrawal, will cease to be a Participant as of such date, and will be deemed to have canceled his or her Option effective as of such date. No further amounts will be withheld from the Participant’s compensation under the Plan after such date. Amounts credited to the Participant’s account shall be retained under the Plan and applied to the deemed exercise of the Participant’s Option under the Plan at the end of the Exercise Period as provided in Section 8. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in the Plan until the first Option Period that begins six months after the date of his or her hardship withdrawal.

SECTION 10. RESTRICTION ON TRANSFER OF STOCK

Participants shall not be permitted to sell, assign, transfer, pledge, hypothecate, give or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), Stock received pursuant to the exercise of an Option, or any interest therein, for a period specified by the Board. Unless otherwise specified by the Board, the period shall be one (1) year from the date of exercise of such Option, except transfers that occur by will or the laws of descent and distribution. The Board may specify a different (or no) restriction period for grants made to employees under the Non-423 Plan.

SECTION 11. LEGEND

Any certificates representing Stock received pursuant to the exercise of an Option shall bear a legend substantially in the following form:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER SET FORTH IN AN EMPLOYEE STOCK PURCHASE PLAN. THE CORPORATION WILL FURNISH A COPY OF SUCH PLAN TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

If Stock is held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Stock.

SECTION 12. EFFECT OF PROHIBITED TRANSFER

The Company shall not be required (a) to transfer on its books any Stock which has been sold or transferred in violation of any of the provisions set forth in this Plan, or (b) to treat as owner of such Stock or to pay dividends to any transferee to whom any such Stock shall have been so sold or transferred.

SECTION 13. TAXES.

Payroll deductions are made on an after-tax basis. If the Company determines that the grant of, or lapse of restrictions, on Stock purchases under the Plan could result in employment tax liability, the Company, as a condition of granting such shares, will make such provision as it deems necessary to provide for the remittance by the Participant of employment taxes required to be paid in connection with such grant, purchase or disposition of shares.

SECTION 14. TERMINATION OF EMPLOYMENT

Except as otherwise provided in Section 11, upon the termination of a Participant’s employment with the Company for any reason, he or she will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be retained under the Plan and applied to the deemed exercise of the Participant’s Option and the shares purchased thereby will be held as described in Section 8(c), and he or she will have no further rights under the Plan.

SECTION 15. DEATH OF PARTICIPANT

A Participant may elect that if death should occur during an Option Period the balance, if any, of the Participant’s withholding account at the time of death will be applied at the end of the Exercise Period in which the death occurs to the deemed exercise of the Participant’s Option and the shares thereby purchased under the Option will be delivered to the Participant’s beneficiary or beneficiaries. For this purpose, a Participant’s beneficiary(ies) for purposes of the Plan shall be (i) such person or persons as are treated as the Participant’s beneficiary(ies) for purposes of the Company group life insurance plan applicable to the Participant, or (ii) in the absence of any beneficiary determined under clause (i), the Participant’s estate.

SECTION 16. EQUAL RIGHTS; PARTICIPANT’S RIGHTS NOT TRANSFERABLE

All Participants granted Options under the Plan with respect to any Option Period will have the same rights and privileges, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided, however, that Participants participating in the Non-423 Plan by means of rules, procedures or sub-plans adopted pursuant to Section 22 need not have the same rights and privileges as Participants participating in the Section 423 Plan. Each Participant’s rights and privileges under any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and except as provided at Section 15 above may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section, any Options held by him or her may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all of the Participant’s rights under the Plan will terminate.

SECTION 17. EMPLOYMENT RIGHTS

Nothing contained in the provisions of the Plan will be construed as giving to any Employee any right of employment or as interfering with the right of the Company to discharge any Employee at any time.

SECTION 18. CHANGE IN CAPITALIZATION

In the event of any change in the outstanding Stock of Domino’s by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under the Plan, the number and type of shares under Options granted but not exercised, the maximum number and type of shares purchasable under an Option, and the Option price will be appropriately adjusted.

SECTION	19. ADMINISTRATION OF PLAN

The Plan will be administered by the Board, which will have the right to determine any matters which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. References in the Plan to the Board shall include the Board’s delegates to the extent of any delegation by the Board to such delegates of administrative responsibilities hereunder.

SECTION	20. AMENDMENT AND TERMINATION OF PLAN

Domino’s reserves the right at any time to amend the Plan in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no effect unless approved by the shareholders of Domino’s within twelve months before or after its adoption.

The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of each remaining Exercise Period as determined under Section 8 above or on such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Option Period and Exercise Period).

SECTION	21. APPROVAL OF SHAREHOLDERS

The Plan and the exercisability of Options granted hereunder will be subject to the approval of the shareholders of Domino’s obtained within twelve months before or after the date the Plan is adopted by the Board.

SECTION	22. ADDITIONAL PROVISIONS TO COMPLY WITH LOCAL LAW

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable laws of state and local domestic United States and non-United States jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. To the extent inconsistent with the requirements of Code Section 423, such sub-plans and/or supplements shall be considered part of the Non-423 Plan, and the options granted thereunder shall not be considered to comply with Section 423. All supplements adopted by the Board shall be deemed to be part of the Plan and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.